EXHIBIT 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contacts: Timothy A. Bonang, Manager of Investor Relations or Carlynn Finn, Investor Relations Analyst (617) 796-8232 www.hptreit.com

Hospitality Properties Trust Announces Annual Meeting Results

Newton, MA (May 15, 2008):  Hospitality Properties Trust (NYSE: HPT) today announced the results of its annual meeting of shareholders held today, as follows:

John L. Harrington and Barry M. Portnoy were elected as an Independent Trustee and a Managing Trustee, respectively, each to serve a three year term until the annual meeting in 2011.  The preliminary tabulation of shareholders’ votes cast was as follows:

Percentage of votes cast in favor
John L. Harrington for election as an Independent Trustee	64.3%

Barry M. Portnoy for election as a Managing Trustee	64.6%
Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 291 hotels and 185 travel centers located throughout the United States, Puerto Rico and Canada.  HPT is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR.  FOR EXAMPLE, THIS PRESS RELEASE REPORTS THE PRELIMINARY TABULATIONS OF VOTES OF SHAREHOLDERS AND IMPLIES THAT THE FINAL RESULTS OF THE TABULATIONS OF VOTES WILL BE THE SAME.  IN FACT, THE PRELIMINARY TABULATIONS ARE SUBJECT TO FINAL COUNTINGS OF VOTES AND VERIFICATIONS THEREOF BY THE APPOINTED INSPECTOR OF ELECTIONS.  THE FINAL VOTES MAY BE DIFFERENT FROM THE RESULTS IMPLIED BY THE PRELIMINARY TABULATIONS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

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